Exhibit 99.1

Light & Wonder Enters into Amended Purchase Agreement for the Sale of OpenBet to Endeavor

Final Step to Streamline Portfolio and Become the Leading Cross-Platform Global Game Company

Facilitates Path to Further De-Lever and Achieve Targeted Net Debt Leverage Ratio(1) Range of 2.5x to 3.5x

Simplifies Path to Close and Modifies Valuation

Generates Approximately $5.6 billion in Total Net After-Tax Proceeds from the Sale of Lottery and OpenBet Businesses

LAS VEGAS – June 30, 2022 – Light & Wonder, Inc. (NASDAQ: LNW), formerly known as Scientific Games Corporation (“Light & Wonder” or the “Company”), today announced that it has entered into an amendment to its definitive purchase agreement with Endeavor Operating Company, LLC and Endeavor Group Holdings, Inc. (NYSE: EDR) (collectively, “Endeavor”), a global sports and entertainment company, related to the sale of its Sports Betting business, OpenBet.

Under the terms of the amended purchase agreement, Light & Wonder will receive $750 million in cash and $50 million in Class A common stock of Endeavor Group Holdings, Inc., based on the volume weighted average price of such stock in the twenty days before the date of the amendment, or total gross proceeds of $800 million and estimated total net after-tax proceeds of approximately $700 million. The amended purchase agreement provides a strong valuation in the current market and also increases the speed and certainty of closing by modifying the conditions for closing, including Endeavor’s agreement to waive the closing condition requiring regulatory approval by the Nevada Gaming Control Board, if required. Under the revised terms, the transaction is anticipated to close by the end of the third quarter of 2022, subject to the remaining applicable regulatory approvals and customary closing conditions. The recently completed Lottery sale and the pending sale of OpenBet will cumulatively generate approximately $5.6 billion of estimated net after-tax proceeds.

“Endeavor is the right partner for OpenBet and the amended agreement increases speed and certainty by creating a simplified path to closing the transaction, while unlocking substantial benefits for OpenBet and Light & Wonder,” said Barry Cottle, President and Chief Executive Officer of Light & Wonder. “OpenBet demonstrates continued momentum across their key markets and the amended terms of the transaction provide strong value for the business. The significant cash consideration from the OpenBet sale will enable us to further de-lever our balance sheet and achieve our Targeted Net Debt Leverage Ratio(1) range of 2.5x to 3.5x.”

“This transaction is the final step in our journey to streamline our organization as we deliver on our promises as the leading cross-platform global game company. The cumulative proceeds from our divestitures, as well as our double digit growth profile and $1.4 billion 2025 Targeted Consolidated AEBITDA(1) resulting in strong cash flow generation, is expected to create tremendous value for our shareholders. Our enhanced financial flexibility will enable us to accelerate the return of significant capital to shareholders through our share repurchase program, while also investing in key growth initiatives.”

OpenBet is one of the world’s leading global online sports betting technology companies, offering an ecosystem of sports content, technology and services to the largest operators around the world. It is a leading business-to-business sports betting partner in the U.S., U.K., Australia and Canada, with a strong position in Europe and APAC. To date, OpenBet has over 75 global customers, including 46 sports books across 12 states and a 100% uptime record across major sporting events.

(1) Represents a non-GAAP financial measure. Additional information on this non-GAAP financial measure is available at the end of this release.

About Light & Wonder, Inc.
Light & Wonder, Inc. (formerly known as Scientific Games Corporation), is the global leader in cross-platform games and entertainment. The Company brings together 5,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

CONTACTS

Investor Inquiries
Jim Bombassei, Senior Vice President of Investor Relations
jbombassei@lnw.com

Media Inquiries
Nick Lamplough / T.J. O’Sullivan / Lucas Pers, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Forward-Looking Statements

In this press release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon Light & Wonder’s management’s current expectations, assumptions and estimates regarding the amendment between Light & Wonder and Endeavor, the expected benefits of the amendment, the expected timing of completion of the proposed transaction as amended and anticipated future financial and operating performance and results. Forward-looking statements are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the risk that the conditions to the closing of the proposed transaction as amended may not be satisfied, (ii) the risk that a material adverse change, event or occurrence may affect Light & Wonder and Endeavor prior to the closing of the proposed transaction as amended and may delay the proposed transaction as amended or cause the companies to abandon the proposed transaction as amended, (iii) the possibility that the amendment may involve unexpected costs, liabilities or delays, (iv) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the amendment and (v) the risk that disruptions from the amendment will harm relationships with customers, employees and suppliers or (vi) that Light & Wonder may be unable to achieve expected financial, operational and strategic benefits of the amendment, and those factors described in Light & Wonder’s filings with the Securities and Exchange Commission (the “SEC”), including Light & Wonder’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2022 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Light & Wonder’s ongoing obligations under the U.S. federal securities laws, Light & Wonder undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Targeted Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which are all described in Note 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Note 11 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, but it does not include other long term obligations of $3 million primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470. Net debt leverage ratio, represents Net debt divided by Combined AEBITDA (as defined below) (or Consolidated AEBITDA for future periods after the disposition of discontinued operations). The forward-looking non-GAAP financial measure targeted net debt leverage ratio is presented on a supplemental basis and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the relevant period.

Targeted Consolidated AEBITDA

Consolidated AEBITDA, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s continuing operations. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies. Consolidated AEBITDA is reconciled to Net income (loss) attributable to the Company and includes the following adjustments: (1) Net income attributable to noncontrolling interest; (2) Net income from discontinued operations, net of tax; (3) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (4) Depreciation amortization and impairment charges and Goodwill impairments; (5) change in fair value of investments and Gain on remeasurement of debt; (6) Interest expense; (7) Income tax expense (benefit); (8) Stock-based compensation; and (9) Other income, net including foreign currency (gains) and losses, and earnings from equity investments. The forward-looking non-GAAP financial measure Targeted Consolidated AEBITDA represents a goal for the Company and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of Targeted Consolidated AEBITDA to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

Combined AEBITDA

Combined AEBITDA, is a non-GAAP financial measure that combines Consolidated AEBITDA (representing our continuing operations), AEBITDA from discontinued operations and EBITDA from equity investments included in continuing operations and is presented as a supplemental disclosure. Combined AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. Combined AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA from Discontinued Operations

AEBITDA from discontinued operations, is a non-GAAP financial measure that is presented as a supplemental disclosure for the Company’s discontinued operations. AEBITDA from discontinued operations should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. AEBITDA from discontinued operations may differ from similarly titled measures presented by other companies. AEBITDA from discontinued operations is reconciled to Net income from discontinued operations, net of tax and includes the following adjustments: (1) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (2) Depreciation, amortization and impairment charges and Goodwill impairments; (3) Income tax expense; and (4) Stock-based compensation and other, net. In addition to the preceding adjustments, we exclude Earnings from equity investments and add (without duplication) discontinued operations pro rata share of EBITDA from equity investments, which represents their share of earnings (whether or not distributed) before income tax expense, depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of AEBITDA from discontinued operations.

EBITDA from Equity Investments

EBITDA from equity investments, represents our share of earnings (loss) (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only.